Exhibit 99.1

Chambers Street – Second Quarter 2013 Financial Results

– Core FFO per Diluted Share Increases 23.1% to $0.16 Compared to the Same Period Last Year –

PRINCETON, N.J. – August 8, 2013 – Chambers Street Properties (NYSE: CSG) (“Chambers Street” or the “Company”), a real estate investment trust focused on acquiring, owning and managing net leased industrial and office properties, today reported its financial results for the three-month period ended June 30, 2013.

“Our portfolio produced solid operating results in the second quarter 2013, with strong leasing activity and recent acquisitions driving Core Funds from Operations to $0.16 per diluted share,” stated Jack A. Cuneo, President and Chief Executive Officer of Chambers Street. “In May, we completed the listing of our shares on the New York Stock Exchange, which we believe will provide us access to additional capital sources, enabling us to continue to execute our long-term strategies. We remain committed to our long-standing, disciplined approach of growing the Company and increasing cash flows, while maintaining a strong balance sheet to ensure our financial flexibility to take advantage of opportunities that align with our goals.”

Operational and Financial Highlights Second Quarter 2013

•	Core Funds from Operations (“Core FFO”) of $0.16 per diluted share, a 23.1% increase compared to $0.13 per diluted share for the quarter ended June 30, 2012.
•

Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), of $0.13 per diluted share, an 8.3% increase compared to $0.12 per diluted share for the quarter ended June 30, 2012.

•	Net loss of $3.6 million, or $0.01 per diluted share, as compared to a net loss of $1.9 million, or $0.01 per diluted share, for the quarter ended June 30, 2012.
•	Portfolio occupancy and percentage leased of 95.5% at quarter end.
•	Executed over 1,345,000 square feet of new, renewal and expansion leases in the first six months of 2013.
•	Completed the listing of the Company’s common shares on the New York Stock Exchange under the ticker symbol “CSG”.

Financial Results for the Three Months Ended June 30, 2013

Core FFO for the second quarter of 2013 was $40.9 million, or $0.16 per diluted share, compared to $31.6 million, or $0.13 per diluted share, for the second quarter of 2012. The increase in our Core FFO was driven by the acquisition of the minority interest in 17 properties previously owned in the Company’s Duke joint venture, and the completion and rent commencement of the 1400 Atwater Drive build-to-suit project located in Malvern, Pennsylvania.

FFO as defined by NAREIT for the second quarter 2013 was $33.0 million, or $0.13 per diluted share, as compared to $29.2 million, or $0.12 per diluted share, for the second quarter of 2012. The increase in our FFO was driven by the same factors that increased our Core FFO offset by higher non-recurring listing and transition expenses.

Net loss for the second quarter 2013 totaled $3.6 million, or $0.01 per diluted share, as compared to a net loss of $1.9 million, or $0.01 per diluted share, for the second quarter of 2012.

Financing and Capital Transactions

In May, the Company listed its common shares on the New York Stock Exchange under the ticker symbol “CSG”. Simultaneously with the listing, the Company executed a modified “Dutch Auction” tender offer, through which it purchased and retired approximately 12.38 million common shares, for $10.10 per share. At June 30, 2013, the Company had approximately 236.95 million common shares outstanding.

Common Share Dividend

On April 26, 2013, the board of trustees approved a quarterly distribution to shareholders of $0.125 per common share for the third quarter of 2013. The distribution will be paid on October 11, 2013 to shareholders of record on September 26, 2013. On August 4, 2013, the board of trustees decided that, beginning in the fourth quarter 2013, the Company will pay its dividend on a monthly basis.

2013 Guidance

The Company is providing full year 2013 guidance for Core FFO of $0.57 to $0.62 per diluted share, based on management’s expectations as of the date of this release, representing an increase of at least 18.8% over its Core FFO for 2012 of $0.48 per share. The guidance presented does not include the effects of property acquisitions, dispositions, or capital transaction activity completed subsequent to June 30, 2013, except those previously announced and completed. The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including leasing activity, rental rates, occupancy levels, interest rates and the amount and timing of acquisitions. The Company may change its guidance as actual and anticipated results vary from management’s assumptions.

Supplemental Information

The Company released supplemental information, available at http://www.chambersstreet.com under the Investors Relations section, with additional detail, including a description of non-GAAP financial measures and reconciliation to GAAP measures.

Investor Conference Webcast and Conference Call

The Company will host a webcast and conference call at 10:00 a.m. Eastern Daylight Time on Thursday, August 8, 2013, to discuss second quarter 2013 results. The number to call is 1-877-407-9039 (domestic) and 1-201-689-8470 (international). The live webcast will be available at http://www.chambersstreet.com under the Investor Relations section. A replay of the conference call will be available through August 22, 2013, by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 418251.

About Chambers Street Properties (NYSE: CSG)

Chambers Street is a net lease industrial and office real estate investment trust that focuses on acquiring, owning, and managing income-producing industrial (primarily warehouse/distribution) and office properties leased to creditworthy tenants on a net leased basis. As of June 30, 2013, Chambers Street owned or had a majority interest in 129 properties located across 22 U.S. states, Germany, and the United Kingdom encompassing approximately 34.2 million rentable square feet.

Chambers Street Contacts

Investor Relations

855 450-0288

Media

Tim Gallen

Tim@Gallen.com or

Andrew Neilly

Andrew@Gallen.com

925 930-9848

For more information, please visit: www.chambersstreet.com

CHAMBERS STREET PROPERTIES

Consolidated Balance Sheets

As of June 30, 2013 and December 31, 2012

(In Thousands, Except Share Data)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Investments in Real Estate:
Land	$442,600	$378,806
Building and Improvements	1,458,710	1,091,639
Tenant Improvements	135,317	80,679

	2,241,361	1,732,940
Less: Accumulated Depreciation and Amortization	(162,401)	(132,129)

Net Investment in Real Estate	2,078,960	1,600,811

Investment in Unconsolidated Entities	361,004	515,829
Construction in Progress and Other Assets - Variable Interest Entity	-	76,826
Cash and Cash Equivalents	87,861	107,355
Restricted Cash	15,655	10,998
Accounts and Other Receivables, Net	9,830	6,675
Deferred Rent	29,715	25,210
Acquired Above-Market Leases, Net	47,322	31,855
Acquired In-Place Lease Value, Net	214,648	162,558
Deferred Financing Costs, Net	8,837	8,322
Lease Commissions, Net	4,462	4,645
Other Assets	7,111	3,778
Interest Rate Swaps at Fair Value - Qualifying Hedge	4,343	-

Total Assets	$2,869,748	$2,554,862

CHAMBERS STREET PROPERTIES

Consolidated Balance Sheets (continued)

As of June 30, 2013 and December 31, 2012

(In Thousands, Except Share Data)

	June 30, 2013	December 31, 2012
	(unaudited)
LIABILITIES, NON-CONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
LIABILITIES
Notes Payable, Net	$689,797	$492,944
Notes Payable at Fair Value	8,753	9,288
Loan Payable	510,044	265,000
Security Deposits	2,122	1,811
Accounts Payable, Accrued Expenses and Other Liabilities	55,614	24,531
Accounts Payable, Accrued Expenses and Prepaid Rent- Variable Interest Entity	-	24,531
Acquired Below-Market Leases, Net	33,687	24,582
Above-Market Ground Lease Obligation, Net	1,376	1,412
Property Management Fee Payable to Related Party	124	384
Investment Management Fee Payable to Related Party	-	10,700
Distributions Payable	35,486	37,418
Interest Rate Swaps at Fair Value - Non-Qualifying Hedge	83	423
Interest Rate Swaps at Fair Value - Qualifying Hedge	1,396	1,015

Total Liabilities	1,338,482	894,039

COMMITMENTS AND CONTINGENCIES

NON-CONTROLLING INTEREST
Operating Partnership Units	2,464	2,464
Class B Operating Partnership Unit	200	200
Non-Controlling Interest - Variable Interest Entity	-	826

SHAREHOLDERS’ EQUITY
Common Shares of Beneficial Interest, $.01 par value, 990,000,000 shares authorized; 236,948,214 and 249,664,156 issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	2,365	2,494
Additional Paid-in-Capital	2,072,930	2,203,888
Accumulated Deficit	(534,849)	(540,462)
Accumulated Other Comprehensive Loss	(11,844)	(8,587)

Total Shareholders’ Equity	1,528,602	1,657,333

Total Liabilities, Non-Controlling Interest and Shareholders’ Equity	$2,869,748	$2,554,862

CHAMBERS STREET PROPERTIES

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2013 and 2012 (unaudited)

(In Thousands, Except Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
REVENUES
Rental	$51,110	$36,568	$95,150	$71,887
Tenant Reimbursements	16,000	8,318	25,912	16,398

Total Revenues	67,110	44,886	121,062	88,285
EXPENSES
Operating and Maintenance	7,298	4,833	13,084	9,941
Property Taxes	11,307	5,410	18,781	10,786
Interest	10,482	8,711	19,786	17,467
General and Administrative	7,576	2,269	12,710	4,434
Property Management Fee to Related Party	286	390	520	772
Investment Management Fee to Related Party	(11)	6,150	489	12,111
Acquisition	162	31	2,004	1,409
Depreciation and Amortization	26,770	17,985	48,774	35,961
Transition Costs	693	1,936	728	1,936
Listing	10,506	-	10,506	-

Total Expenses	75,069	47,715	127,382	94,817

OTHER INCOME AND EXPENSES
Interest and Other Income	280	485	487	1,545
Net Settlement Payments on Interest Rate Swaps	(704)	(164)	(1,047)	(324)
Gain on Interest Rate Swaps	2,383	122	1,466	246
Loss on Notes Payable at Fair Value	(32)	(25)	(57)	(60)

Total Other Income	1,927	418	849	1,407

LOSS BEFORE PROVISION FOR INCOME TAXES AND EQUITY IN INCOME OF UNCONSOLIDATED ENTITIES	(6,032)	(2,411)	(5,471)	(5,125)
Provision for Income Taxes	(151)	(160)	(220)	(142)
Equity In Income of Unconsolidated Entities	2,575	1,087	6,939	1,629
(Loss) Gain On Conversion of Equity Interest to Controlling Interest	(32)	-	77,202	-

NET (LOSS) INCOME FROM CONTINUING OPERATIONS	(3,640)	(1,484)	78,450	(3,638)

DISCONTINUED OPERATIONS
Loss on Write Down to Net Sales Value	-	(415)	-	(415)

LOSS FROM DISCONTINUED OPERATIONS	-	(415)	-	(415)

NET (LOSS) INCOME	(3,640)	(1,899)	78,450	(4,053)

Net Loss (Income) Attributable to Non-Controlling Operating Partnership Units	4	-	(79)	2

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(3,636)	$(1,899)	$78,371	$(4,051)

Basic and Diluted Net (Loss) Income per Share-Attributable to Common Shareholders	$(0.01)	$(0.01)	$0.32	$(0.02)

Weighted Average Common Shares Outstanding-Basic & Diluted	248,224,851	249,117,722	248,350,481	246,983,416
Dividends Declared Per Share	$0.15	$0.15	$0.30	$0.30

CHAMBERS STREET PROPERTIES

Reconciliation of Net (Loss) Income to FFO, Core FFO, and AFFO

For the Three and Six Months Ended June 30, 2013 and 2012 (unaudited)

(In Thousands, Except Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net (Loss) Income	$(3,640)	$(1,899)	$78,450	$(4,053)
Adjustments:
Real Estate Depreciation and Amortization	26,770	17,985	48,774	35,961
Loss (Gain) on Conversion of Equity Interest to Controlling Interest	32	-	(77,202)	-
Loss on Write Down to Net Sales Value	-	415	-	415
Net Effect of FFO Adjustment from Unconsolidated Entities (1)	9,828	12,719	20,151	25,788

Funds from Operations	32,990	29,220	70,173	58,111
Acquisition Expenses	162	31	2,004	1,928
Gain on Interest Rate Swaps	(2,383)	(122)	(1,466)	(246)
Transition Costs	693	1,936	728	1,936
Listing Expense	10,506	-	10,506	-
Net Effect of Core FFO Adjustments from Unconsolidated Entities (2)	(1,032)	491	(3,566)	798

Core Funds from Operations	40,936	31,556	78,379	62,527
Amortization of Deferred Financing Costs	677	458	1,288	911
Amortization of Above and Below Market Leases	1,782	887	3,155	1,501
Amortization of Premium on Notes Payable	(1,113)	(338)	(1,655)	(651)
Amortization of Deferred Revenue Related to Tenant Improvements	(716)	-	(716)	-
Share-Based Compensation	553	-	993	-
Straight-line Rent Adjustments, net	(2,621)	(1,791)	(4,531)	(3,761)
Recurring Capital Expenditures	(1,615)	(620)	(2,238)	(1,334)
Net Effect of AFFO Adjustments from Unconsolidated Entities (3)	(3,293)	(2,511)	(4,598)	(4,018)

Adjusted Funds from Operations	$34,590	$27,641	$70,077	$55,175

Amounts per share (basic and diluted):
Net (Loss) Income	$(0.01)	$(0.01)	$0.32	$(0.02)
Funds from Operations	$0.13	$0.12	$0.28	$0.24
Core Funds from Operations	$0.16	$0.13	$0.32	$0.25
Adjusted Funds from Operations	$0.14	$0.11	$0.28	$0.22
Weighted Average Common Shares Outstanding - Basic & Diluted	248,224,851	249,117,722	248,350,481	246,983,416

(1)	Consists of depreciation and amortization and realized loss related to properties held in unconsolidated entities for all periods presented.
(2)	Consists of unrealized gain related to properties held in the unconsolidated entities for all periods presented.
(3)	Consists of straight-line rent adjustments, amortization of above and below market leases and recurring capital expenditures offset by deferred financing costs related to properties held in the unconsolidated entities, for all periods presented.

Non-GAAP Supplemental Financial Measures:

Funds from Operations

The National Association of Real Estate Investment Trusts, or NAREIT, created Funds from Operations, or FFO, as a non-GAAP supplemental measure of REIT operating performance, which is designed to reflect the impact on operations from trends in occupancy rates, rental rates and operating costs. The most directly comparable GAAP measure to FFO is net income. FFO is used commonly in the real estate industry because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry analysts and investors consider presentations of operating results for REITs that use historical cost accounting to be insufficient.

We compute FFO in accordance with standards established by NAREIT. The revised NAREIT White Paper on FFO defines FFO as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, impairment charges and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core Funds from Operations

Changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. We calculate Core Funds from Operations, or Core FFO, as FFO exclusive of the net effects of acquisition costs, interest rate swap gains/losses, non-recurring expenses such as transition and listing costs, and unrealized gain/loss in investments in unconsolidated entities.

We believe that Core FFO is a useful measure of management’s decision-making process and appropriately presents our results of operations on a comparative basis. The items that we exclude from net income are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, often in inconsistent and unpredictable directions. For example, our acquisition costs are primarily the result of the volume of our acquisitions completed during each period, and therefore we believe such acquisition costs are not reflective of our operating results during each period. Similarly, unrealized gains or losses that we have recognized during a given period are based primarily upon changes in the estimated fair market value of certain of our investments due to changes in market conditions and do not necessarily reflect the operating performance of these properties during the corresponding period. Further, costs associated with certain other non-reoccurring expenses, such as the process of transitioning from being an externally managed company to a self-managed company, our listing of our common shares on the New York Stock Exchange and our modified “Dutch Auction” tender offer are not reflective of our operating results during each period.

We believe that Core FFO is useful to investors as a supplemental measure of operating performance because adjusting FFO to exclude acquisition costs, unrealized gains and/or losses or other non-reoccurring expenses provides investors a view of the performance of our portfolio over time, including if we cease to acquire properties on a frequent and regular basis and allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions. We also believe that Core FFO may provide investors with a useful indication of our future performance, and of the sustainability of our current distribution policy. However, because Core FFO excludes acquisition costs, unrealized gains or losses and/or other non-reoccurring expenses which are important components in an analysis of our historical performance, such supplemental measure should not be construed as a historical performance measure and may not be as useful a measure for estimating the value of our common shares.

Adjusted Funds from Operations

We calculate Adjusted Funds From Operations, or AFFO, as Core FFO exclusive of the net effects of (i) amortization associated with deferred financings costs; (ii) amortization of above- and below-market lease intangibles; (iii) amortization of premium on notes payable; (iv) amortization of deferred revenue related to tenant improvements; (v) non-cash share-based compensation expense; (vi) straight-line rental revenue; and (vii) recurring capital expenditures.

Not all REITs calculate FFO, Core FFO or AFFO (or an equivalent measure), in the same manner and therefore comparisons with other REITs may not be meaningful. None of these measures present, nor do we intend for them to present, a complete picture of our financial condition and/or operating performance. We believe that net income, as computed under GAAP, appropriately remains the primary measure of our performance and that FFO, Core FFO and AFFO, when considered in conjunction with net income, improves the investing public’s understanding of the operating results of REITs and makes comparisons of REIT operating results more meaningful.

Forward-Looking Statements

This press release may contain various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties such as our business strategy; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our products, operations and business; and the use of the proceeds of any offerings of securities. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements such as: general volatility of the securities markets in which we participate; national, regional and local economic climates; changes in supply and demand for office and industrial properties; adverse changes in the real estate markets, including increasing vacancy, decreasing rental revenue and increasing insurance costs; availability and credit worthiness of prospective tenants; our ability to maintain rental rates and maximize occupancy; our ability to identify and secure acquisitions; our failure to successfully manage growth or operate acquired properties; our pace of acquisitions and/or dispositions of properties; risks related to development projects (including construction delay, cost overruns or our inability to obtain necessary permits); payment of distributions from sources other than cash flows and operating activities; receiving corporate debt ratings and changes in the general interest rate environment; availability of capital (debt and equity); our ability to refinance existing indebtedness or incur additional indebtedness; failure to comply with our debt covenants; unanticipated increases in financing and other costs, including a rise in interest rates; the actual outcome of the resolution of any conflict; material adverse actions or omissions by any of our joint venture partners; our ability to operate as a self-managed company; availability of and ability to retain our executive officers and other qualified personnel; future terrorist attacks in the United States or abroad; the ability of our operating partnership to continue to qualify as a partnership for U.S. federal income tax purposes; our ability to continue to qualify as a REIT for U.S. federal income tax purposes; foreign currency fluctuations; changes to accounting principles, policies and guidelines applicable to REITs; legislative or regulatory changes adversely affecting REITs and the real estate business; and environmental, regulatory and/or safety requirements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 and other documents of the Company on file with or furnished to the SEC. Any forward looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward looking statements.